Exhibit 4.5

FORM OF

SECOND AMENDED AND RESTATED

TRUST AGREEMENT

Dated as of June [    ], 2016

FIRST NATIONAL FUNDING LLC,

Transferor,

and

WILMINGTON TRUST COMPANY,

Owner Trustee

FIRST NATIONAL MASTER NOTE TRUST

TABLE OF CONTENTS

		Page

ARTICLE I
DEFINITIONS

Section 1.01.	Capitalized Terms	1
Section 1.02.	Other Definitional Provisions	1

ARTICLE II
ORGANIZATION

Section 2.01.	Name	2
Section 2.02.	Office	2
Section 2.03.	Purpose and Powers	2
Section 2.04.	Appointment of Owner Trustee	3
Section 2.05.	Capital Contribution of Trust Estate	3
Section 2.06.	Declaration of Trust	3
Section 2.07.	Title to Trust Property	3
Section 2.08.	Situs of Trust	4
Section 2.09.	Representations and Warranties of Transferor	4
Section 2.10.	Liability of Beneficiaries	5

ARTICLE III
BENEFICIAL INTERESTS

Section 3.01.	Initial Ownership	5
Section 3.02.	Transferor Interest	5
Section 3.03.	Form of Transferor Interest	5
Section 3.04.	Restrictions on Transfer; Issuance of Supplemental Interests	5

ARTICLE IV
ACTIONS BY OWNER TRUSTEE

Section 4.01.	Prior Notice to Transferor With Respect to Certain Matters	7
Section 4.02.	Restrictions on Power	7

ARTICLE V
AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 5.01.	General Authority	8
Section 5.02.	General Duties	8
Section 5.03.	Action Upon Instruction	8
Section 5.04.	No Duties Except as Specified in This Agreement or in Instructions	9
Section 5.05.	No Action Except Under Transaction Documents or Instructions	9
Section 5.06.	Restrictions	10
Section 5.07.	Tax Returns	10

ii

ARTICLE XI
COMPLIANCE WITH REGULATION AB

Section 11.01.	Intent of Parties; Reasonableness	22
Section 11.02.	Additional Representations and Warranties of Owner Trustee	22
Section 11.03.	Information to be Provided by Owner Trustee	22

EXHIBIT A	FORM OF CERTIFICATE OF TRUST OF FIRST NATIONAL MASTER NOTE TRUST
EXHIBIT B	FORM OF OWNER TRUSTEE’S LITIGATION CERTIFICATE

iii

FORM OF

SECOND AMENDED AND RESTATED

TRUST AGREEMENT

THIS SECOND AMENDED AND RESTATED TRUST AGREEMENT, dated as of June [    ], 2016 (this “Agreement”), is between FIRST NATIONAL FUNDING LLC, a Nebraska limited liability company, as Transferor (“Transferor”), and WILMINGTON TRUST COMPANY, a Delaware corporation, acting hereunder in its individual capacity and as Owner Trustee (“Owner Trustee”). This Agreement amends and restates, in its entirety, the Existing Trust Agreement (as defined below) and constitutes an amendment and supplement to the Existing Trust Agreement pursuant to Section 10.01 of the Existing Trust Agreement.

WHEREAS, Transferor and Owner Trustee have previously entered into that certain Trust Agreement dated as of October 24, 2002 and as amended and restated, in its entirety, as of December 20, 2012 (the “Existing Trust Agreement”); and

WHEREAS pursuant to Section 10.01 of the Existing Trust Agreement, Transferor and Owner Trustee desire to amend and restate the Existing Trust Agreement in its entirety;

In consideration of the mutual agreements contained herein, Transferor and Owner Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein are defined in Annex A to the Indenture.

Section 1.02. Other Definitional Provisions. All terms defined directly or by reference in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (b) terms defined in Article 9 of the UCC as in effect in the State of Nebraska and not otherwise defined in this Agreement are used as defined in that Article; (c) any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, Section, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term “including” means “including, without limitation”; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any Person include that Person’s successors and assigns; (j) references to any agreement refer to that agreement as amended, supplemented or otherwise modified from time to time; and (k) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II

ORGANIZATION

Section 2.01. Name. The trust created hereby shall be known as “First National Master Note Trust,” in which name the Trust and Owner Trustee on behalf of the Trust each shall have power and authority and the Owner Trustee is hereby authorized and empowered to and may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

Section 2.02. Office. The office of the Trust shall be in care of Owner Trustee at the Corporate Trust Office or at such other address in the United States as Owner Trustee may designate by written notice to Transferor and Indenture Trustee.

Section 2.03. Purpose and Powers. The purpose of the Trust is to engage in the activities set forth in this Section 2.03. The Trust shall have power and authority and is hereby authorized and empowered, without the need for further action on the part of the Trust, and Owner Trustee shall have power and authority, and is hereby authorized and empowered, in the name and on behalf of the Trust, to do or cause to be done all acts and things necessary, appropriate or convenient to cause the Trust to engage in the activities set forth in this Section 2.03 as follows:

(a) to execute, deliver and issue the Notes pursuant to the Indenture, to issue the Transferor Interest and to issue the Supplemental Interests, if any, pursuant to this Agreement;

(b) with the proceeds of the sale of the Notes, to acquire the Trust Estate and to pay Transferor the amounts owed pursuant to Section 2.01 of the Transfer and Servicing Agreement;

(c) to assign, grant, pledge and mortgage the Collateral pursuant to the Indenture and to hold, manage and distribute to the Holder of the Transferor Interest pursuant to the terms of this Agreement and the Transaction Documents any portion of the Collateral released from the lien of, and remitted to the Trust pursuant to, the Indenture;

(d) to enter into, execute, deliver and perform the Transaction Documents to which it is to be a party;

(e) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(f) subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of payments to the Noteholders and distributions to the Holders of the Transferor Interest.

The Trust shall not have power, authority or authorization to, and shall not, engage in any activity other than in connection with the foregoing or other than as required or authorized by the Transaction Documents. The Trust shall have no power to hold any derivative financial instrument unless such derivative financial instrument complies with the requirements of paragraph 40 of Statement of Financial Accounting Standards No. 140 issued by the Financial Accounting Standards Board, including any interpretations thereof or any successor regulations issued by the Financial Accounting Standards Board.

Section 2.04. Appointment of Owner Trustee. Transferor hereby appoints Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

Section 2.05. Capital Contribution of Trust Estate. Pursuant to the Transfer and Servicing Agreement, Transferor shall assign, transfer, convey and set over to the Trust, as of the Initial Closing Date, the assets specified in the Transfer and Servicing Agreement. Owner Trustee hereby acknowledges that any part of the Trust Estate delivered to Owner Trustee shall be held by Owner Trustee on behalf of the Trust. Transferor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of Owner Trustee, promptly reimburse Owner Trustee for any such expenses paid by Owner Trustee.

Section 2.06. Declaration of Trust. Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of Transferor, subject to the obligations of the Trust under the Transaction Documents to which it is a party. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Act and that this Agreement constitute the governing instrument of such trust. It is the intention of the parties hereto that, for income tax purposes, the Trust shall be treated as a security device and not as an entity separate from Transferor and its assets shall be treated as owned in whole by Transferor. The parties hereto agree that they will take no action contrary to the foregoing intention. Effective as of the date hereof, Owner Trustee shall have all rights, powers and authority set forth herein and, to the extent not inconsistent herewith, in the Statutory Trust Act with respect to accomplishing the purposes of the Trust. Owner Trustee has filed or caused to be filed the Certificate of Trust in the form of Exhibit A to this Agreement.

Section 2.07. Title to Trust Property. Legal title to all the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

Section 2.08. Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by, or on behalf of, the Trust shall be located in the State of Delaware or the State of New York, unless otherwise specified with respect to any Series of Notes in the related Indenture Supplement. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York, unless otherwise specified with respect to any Series of Notes in the related Indenture Supplement. The only office of the Trust will be at the Corporate Trust Office.

Section 2.09. Representations and Warranties of Transferor. Transferor hereby represents and warrants to Owner Trustee (as such or in its individual capacity) that:

(a) Transferor is a limited liability company duly organized and validly existing in good standing under the laws of the State of Nebraska and has full corporate power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to perform its obligations as contemplated thereby.

(b) Transferor is duly qualified to do business and is in good standing (or is exempt from such requirement) in any State required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to Transferor, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on its ability to perform its obligations under the Transaction Documents to which it is a party.

(c) The execution and delivery of the Transaction Documents to which Transferor is a party and the consummation of the transactions provided for in the Transaction Documents to which Transferor is a party have been duly authorized by Transferor by all necessary limited liability company action on its part. Transferor has the power and authority to assign the property to be assigned to and deposited with the Trust pursuant to Section 2.05 of this Agreement and Section 2.01 of the Transfer and Servicing Agreement.

(d) The execution and delivery of the Transaction Documents to which Transferor is a party, the performance of the transactions contemplated by the Transaction Documents to which Transferor is a party and the fulfillment of the terms hereof and thereof will not conflict with or violate any Requirements of Law applicable to Transferor, or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Transferor is a party or by which it or any of its properties are bound (other than violations of such indentures, contracts, agreements, mortgages, deeds of trust or other instruments which, individually or in the aggregate, would not have a material adverse effect on Transferor’s ability to perform its obligations under this Agreement).

(e) There are no proceedings or investigations pending or, to the best knowledge of Transferor, threatened, against Transferor before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over Transferor (i) asserting the invalidity of any of the Transaction Documents to which Transferor is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any of the Transaction Documents to which Transferor is a party, (iii) seeking any determination or ruling that, in the reasonable judgment of Transferor, would materially and adversely affect the performance by Transferor of its obligations under the Transaction Documents to which Transferor is a party, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Transaction Documents to which Transferor is a party.

(f) This Agreement is legal, valid and enforceable against Transferor.

Section 2.10. Liability of Beneficiaries. The Holders of the Transferor Interest, including the Holders of Supplemental Interests, if any, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

ARTICLE III

BENEFICIAL INTERESTS

Section 3.01. Initial Ownership. Transferor, as the Holder of the Transferor Interest (i) shall initially be the only beneficial owner of the Trust and (ii) shall be bound by the provisions of this Trust Agreement.

Section 3.02. Transferor Interest. The Transferor Interest shall represent an undivided beneficial interest in the Trust Estate subject to the lien of the Indenture Trustee for the benefit of the Holders of Notes and Enhancement Providers created pursuant to the Indenture, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in the Indenture and any Indenture Supplement to be paid to the Holders of the Transferor Interest.

Section 3.03. Form of Transferor Interest. The Transferor Interest initially shall be an uncertificated interest in the Trust.

Section 3.04. Restrictions on Transfer; Issuance of Supplemental Interests.

(a) Transferor hereby agrees that it will not sell or otherwise transfer any portion of the Transferor Interest necessary to maintain the Seller’s Interest unless such sale or transfer is to a Permitted Transferee Assignee. Transferor may, from time to time, transfer a portion of the Transferor Interest by causing the issuance of one or more additional interests (each a “Supplemental Interest”), which shall be in uncertificated form. The form and terms of any Supplemental Interest shall be defined in a supplement to this Agreement (which supplement shall be subject to Section 10.01 to the extent that it amends any of the terms of this Agreement) to be delivered to or upon the order of

Transferor (or the holder of a Supplemental Interest, in the case of the transfer or exchange thereof, as provided below). The issuance of any such Supplemental Interest to any Person shall be subject to satisfaction of the following conditions:

(i) Transferor shall have delivered an Officer’s Certificate to Owner Trustee and FNBO, dated as of the date of such action (or transfer, exchange or other disposition provided below) certifying that either (A) the transferee is a Permitted Affiliate Transferee or (B) if the transferee is not a Permitted Affiliate Transferee, that the issuance of the Supplemental Interest to the transferee will not cause the Seller’s Interest, after giving effect to the issuance of the Supplemental Interest, to be less than the required amount;

(ii) the Rating Agency Condition shall have been satisfied with respect to such action; and

(iii) Transferor shall have delivered to Owner Trustee, Indenture Trustee and each Rating Agency a Tax Opinion, dated the date of such action (or transfer, exchange or other disposition provided below), with respect to such action and an Opinion of Counsel to the effect that such action, assignment, participation, pledge or other disposition does not require registration of the interest under the Securities Act or any state securities law except for any such registration that has been duly completed and become effective.

A Supplemental Interest may be transferred or exchanged, only upon the satisfaction of the conditions set forth in clauses (i) and (iii) above and the Transferor Interest may be pledged, only upon satisfaction of the conditions set forth in clause (iii) above.

(b) The Transferor Interest may be transferred in its entirety to a Permitted Transferee Assignee who is a Person which is a member of the “affiliated group” as defined in Section 1504(a) of the Code of which Transferor is a member without the consent or approval of the Noteholders, provided that (i) the Rating Agency Condition shall have been satisfied with respect to such transfer, (ii) Transferor shall have delivered to Owner Trustee, Indenture Trustee and each Rating Agency a Tax Opinion and an Opinion of Counsel of the type described in Section 3.04(a)(ii), dated the date of such transfer, with respect thereto and (iii) Transferor shall have delivered to Indenture Trustee an Officer’s Certificate stating that the Transferor Interest shall not be less than the Minimum Transferor Interest. In connection with any such transfer, the Person to whom the Transferor Interest is transferred will, by its acquisition and holding of an interest in the Transferor Interest, assume all of the rights and obligations of Transferor as described in this Agreement, each Transaction Document and in any supplement or amendment thereto (including the right under this paragraph (b) with respect to subsequent transfers of an interest in the Transferor Interest).

(c) Owner Trustee may fully rely upon an Officer’s Certificate from Transferor to confirm that all conditions set forth in this Section 3.04(a) or (b), as applicable, have been met.

(d) To the extent permitted by applicable law, any purported transfer by the Transferor of all or any part of its right, title and interest in and to the Transferor Interest or a Supplemental Interest which is not in compliance with the terms of this Section 3.04 will be null and void.

ARTICLE IV

ACTIONS BY OWNER TRUSTEE

Section 4.01. Prior Notice to Transferor With Respect to Certain Matters. With respect to the following matters, unless otherwise instructed by Transferor, the Trust shall not take action unless at least 30 days before the taking of such action Owner Trustee shall have notified Transferor:

(a) the initiation of any claim or lawsuit by the Trust (other than an action to collect on the Trust Estate) and the settlement of any action, claim or lawsuit brought by or against the Trust (other than an action to collect on the Trust Estate);

(b) the election by the Trust to file an amendment to the Certificate of Trust (unless such filing is required by Section 3807(e) of the Statutory Trust Act);

(c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of Transferor;

(e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner that would not materially adversely affect the interests of Transferor; or

(f) the appointment pursuant to the Indenture of a replacement or successor Transfer Agent and Registrar or Indenture Trustee, or the consent to the assignment by the Transfer Agent and Registrar, Administrator or Indenture Trustee of its obligations under the Indenture.

Section 4.02. Restrictions on Power.

(a) Owner Trustee shall not be required to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or Owner Trustee (as such or in its individual capacity) under any of the Transaction Documents or would be contrary to Section 2.03.

(b) Owner Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated by the Transaction Documents.

ARTICLE V

AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 5.01. General Authority. Each of the Trust and Owner Trustee in the name and on behalf of the Trust shall have power and authority, and is hereby authorized and empowered, to execute and deliver the Transaction Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Trust is to be a party, or any amendment thereto or other agreement, in each case, in such form as Transferor shall approve as evidenced conclusively by Owner Trustee’s execution thereof and Transferor’s execution of the related documents. In addition to the foregoing, Owner Trustee in the name and on behalf of the Trust shall also have power and authority and is hereby authorized and empowered, but shall not be obligated, to take all actions required of the Trust pursuant to the Transaction Documents. Owner Trustee in the name and on behalf of the Trust shall also have power and authority and is hereby authorized and empowered from time to time to take such action as Transferor or Administrator directs in writing with respect to the Transaction Documents.

Section 5.02. General Duties. It shall be the duty of Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and any other Transaction Documents to which the Trust is a party and to administer the Trust as expressly set forth herein in the interest of Transferor, subject to the Transaction Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Transaction Documents to the extent Administrator has agreed in the Administration Agreement or another Transaction Document to perform any act or to discharge any duty of Owner Trustee or the Trust under any Transaction Document, and Owner Trustee shall not be personally liable for the default or failure of Administrator to carry out its obligations under the Administration Agreement.

Section 5.03. Action Upon Instruction.

(a) Owner Trustee shall not be required to take any action hereunder or under any other Transaction Document if Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in personal liability on the part of Owner Trustee or is contrary to the terms of any Transaction Document or is otherwise contrary to law.

(b) Whenever Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of any Transaction Document, Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to Transferor requesting instruction as to the course of action to be adopted, and to the extent Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction of Transferor received, Owner Trustee shall not be personally liable on account of such action or inaction to any Person. If Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not in violation of the Transaction Documents, as it shall deem to be in the best interest of Transferor, and shall have no personal liability to any Person for such action or inaction.

(c) In the event that Owner Trustee is unsure as to the application of any provision of any Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by Owner Trustee or is silent or is incomplete as to the course of action that Owner Trustee is required to take with respect to a particular set of facts, Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to Transferor requesting instruction and, to the extent that Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, Owner Trustee shall not be personally liable, on account of such action or inaction, to any Person. If Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not in violation of the Transaction Documents, as it shall deem to be in the best interests of Transferor, and shall have no personal liability to any Person for such action or inaction.

(d) The Administrator and the Transferor may, by written instruction, direct the Owner Trustee in the administration of the Trust to the extent permitted by, and not inconsistent with, the Transaction Documents (other than the Transaction Documents to which the Owner Trustee is a party in its individual capacity).

Section 5.04. No Duties Except as Specified in This Agreement or in Instructions. Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust or the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Agreement or any document contemplated hereby to which the Trust is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by Owner Trustee pursuant to Section 5.03; and no implied duties or obligations shall be read into any Transaction Document against Owner Trustee. Owner Trustee shall have no responsibility for any filing or recording, including filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it or the Trust hereunder or to prepare, execute or file any Commission filing for the Trust, or to prepare any tax forms, returns or reports or to record any Transaction Document. Owner Trustee in its individual capacity nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by the Transaction Documents.

Section 5.05. No Action Except Under Transaction Documents or Instructions. Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon Owner Trustee pursuant to this Agreement, (ii) in accordance with the Transaction Documents or (iii) in accordance with any document or instruction delivered to Owner Trustee pursuant to Section 5.03.

Section 5.06. Restrictions. Owner Trustee shall not take any action (a) that, to the actual knowledge of a Responsible Officer of Owner Trustee, would violate the purposes of the Trust set forth in Section 2.03 or (b) that, to the actual knowledge of a Responsible Officer of Owner Trustee, would result in the Trust’s becoming taxable as a corporation for federal income tax purposes. Transferor shall not direct Owner Trustee to take action that would violate the provisions of this Section 5.06.

Section 5.07. Tax Returns. In the event the Trust shall be required to file tax returns, Administrator shall prepare or shall cause to be prepared such tax returns and shall provide such tax returns to Owner Trustee for signature at least five days before such tax returns are due to be filed. Administrator, in accordance with the terms of each Indenture Supplement, shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders and shall deliver such information to Owner Trustee at least five days prior to the date it is required by law to be distributed to Noteholders. Owner Trustee, upon request, will furnish Administrator with all such information known to Owner Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns. In no event shall Owner Trustee or Indenture Trustee be liable for any liabilities, costs or expenses of the Trust or any Noteholder arising under any tax law, including federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto arising from a failure to comply therewith).

ARTICLE VI

CONCERNING OWNER TRUSTEE

Section 6.01. Acceptance of Trusts and Duties. Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement. Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate to the Indenture Trustee for disbursement pursuant to the Transaction Documents. Owner Trustee shall not be personally answerable or accountable under any Transaction Document under any circumstances, except (i) for its own willful misconduct, bad faith or gross negligence in the performance of its duties or the omission to perform any such duties or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.03 expressly made by Owner Trustee in its individual capacity. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a) Owner Trustee shall not be personally liable for any error of judgment made in good faith by Owner Trustee;

(b) Owner Trustee shall not be personally liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of Administrator or Transferor;

(c) no provision of this Agreement or any other Transaction Document shall require Owner Trustee to expend or risk funds or otherwise incur any personal financial liability in the exercise or performance of any of its duties, rights or powers hereunder or under any other Transaction Document, if Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it (as such and in its individual capacity);

(d) under no circumstances shall Owner Trustee be personally liable for indebtedness evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Notes;

(e) Owner Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Agreement, the due execution hereof by Transferor or the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate, the Transaction Documents, the Notes or the Transferor Interest, and Owner Trustee shall in no event assume or incur any personal liability, duty, or obligation to any Noteholder, Transferor, any Holder of the Transferor Interest or any other Person, other than as expressly provided for herein or expressly agreed to in the other Transaction Documents;

(f) Owner Trustee shall not be personally liable for the default or misconduct of, and shall have no duty to monitor the performance of, Transferor, Servicer, Administrator or Indenture Trustee or any other Person under any of the Transaction Documents or otherwise, and Owner Trustee shall have no obligation or personal liability to perform the obligations of the Trust under the Transaction Documents, including those that are required to be performed by Administrator under the Administration Agreement, Indenture Trustee under the Indenture or Servicer under the Transfer and Servicing Agreement;

(g) Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to any Transaction Document, at the request, order or direction of Transferor, unless the Transferor has offered to Owner Trustee (as such and in its individual capacity) security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by Owner Trustee therein or thereby. The right of Owner Trustee to perform any discretionary act enumerated in any Transaction Document shall not be construed as a duty, and Owner Trustee shall not be answerable or personally liable to any Person for any such act other than liability to the Trust and the beneficial owners of the Trust for its own gross negligence, bad faith or willful misconduct in the performance of any such act or the omission to perform any such act; and

(h) Notwithstanding anything contained herein to the contrary, Owner Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the registration with, licensing by or the taking of any other similar action in respect of, any State or other governmental authority or agency of any jurisdiction other than the State of Delaware by or with respect to Owner Trustee (as such or in its individual capacity); (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by Owner Trustee (as such or in its individual capacity); or (iii) subject Owner Trustee (as such or in its individual capacity) to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Owner Trustee contemplated hereby. Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of Transferor) to determine whether any action required to be taken pursuant to this Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises Owner Trustee that such action will result in such consequences, Transferor shall appoint an additional trustee pursuant to Section 9.05 to proceed with such action.

Section 6.02. Furnishing of Documents; Confidentiality of Information Contained in the Account Schedule.

(a) Owner Trustee shall furnish to Transferor and Indenture Trustee, promptly upon written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to Owner Trustee under the Transaction Documents

(b) Owner Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the Account Schedule except as provided in Section 2.02(b) of the Transfer and Servicing Agreement.

Section 6.03. Representations and Warranties. Owner Trustee (as such and in its individual capacity) hereby represents and warrants to Transferor that:

(a) It is a corporation duly organized and validly existing in good standing under the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof, will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of Owner Trustee

(as such and in its individual capacity) or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

Section 6.04. Reliance; Advice of Counsel.

(a) Owner Trustee shall incur no personal liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any Person as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officer of an appropriate Person, as to such fact or matter, and such certificate shall constitute full protection to Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Transaction Documents, Owner Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and Owner Trustee shall not be personally liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by Owner Trustee in good faith, and (ii) may consult with counsel, accountants and other skilled Persons to be selected in good faith and employed by it. Owner Trustee shall not be personally liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or written advice of any such counsel, accountants or other such Persons.

Section 6.05. Not Acting in Individual Capacity. Except as expressly provided in this Article VI, in accepting the trusts hereby created, Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against Owner Trustee by reason of the transactions contemplated by any Transaction Document shall look only to the Trust Estate for payment or satisfaction thereof.

Section 6.06. Owner Trustee Not Liable for Notes or Receivables. The statements contained herein and in the Notes and other Transaction Documents (other than the representations and warranties in Section 6.03) shall be taken as the statements of Transferor, and Owner Trustee assumes no responsibility for the correctness thereof. Owner Trustee makes no representations as to the validity or sufficiency of this Agreement or any other Transaction Document, the Notes or related documents. Owner Trustee shall at no time have any responsibility or personal liability for or with respect to the legality, validity and enforceability of the Receivables or the perfection and priority of any security interest in the Receivables or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Noteholders under the

Indenture, including the existence, condition and ownership of the Receivables; the existence and contents of the Receivables on any computer or other record thereof; the validity of the assignment of the Receivables to the Trust or of any intervening assignment; the completeness of the Receivables; the performance or enforcement of the Receivables; the compliance by Transferor with any warranty or representation made under any Transaction Document or in any related document or the accuracy of any such warranty or representation or any action of Administrator, Servicer or Indenture Trustee taken in the name of Owner Trustee.

Section 6.07. Owner Trustee May Own Notes. Owner Trustee may become the owner or pledgee of Notes. If Owner Trustee becomes the owner or pledgee of Notes it shall have the same rights as it would have if it were not Owner Trustee. Owner Trustee may deal with Transferor, Administrator, Servicer and Indenture Trustee in banking transactions with the same rights as it would have if it were not Owner Trustee.

ARTICLE VII

COMPENSATION OF OWNER TRUSTEE

Section 7.01. Owner Trustee’s Fees and Expenses. Owner Trustee (in its individual capacity) shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between Transferor and Owner Trustee (in its individual capacity) (which compensation shall not be limited by any law on compensation of a trustee of an express trust), and Owner Trustee (in its individual capacity) shall be entitled to be reimbursed by Transferor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder and under the Transaction Documents; provided, however, that Owner Trustee shall have no recourse to the assets pledged under the Indenture with respect to any payments pursuant to this Section 7.01 and Owner Trustee’s right to enforce such obligation shall be subject to the provisions of Section 10.08.

Section 7.02. Indemnification. To the fullest extent permitted by law, Transferor shall indemnify, defend and hold harmless Owner Trustee (as such and in its individual capacity) and its successors, assigns, directors, officers, agents, employees and servants (each an “Indemnified Party” and collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against Owner Trustee or any Indemnified Party in any way relating to or arising out of the Transaction Documents, the Trust Estate, the acceptance and administration of the Trust Estate or any action or inaction of Owner Trustee, provided that Transferor shall not be liable for or required to indemnify any Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 6.01 or Expenses for which indemnification is actually received under other Transaction Documents; provided, further that Transferor shall not be liable for or required to indemnify an Indemnified Party from and against expenses arising or resulting from (i) the Indemnified Party’s fraud, negligence or willful misconduct, or (ii) the inaccuracy of any representation or warranty contained in Section 6.03.

No Indemnified Party shall have recourse to the assets pledged under the Indenture with respect to any Expenses payable by Transferor pursuant to this Section 7.02. An Indemnified Party’s right to enforce such obligation shall be subject to the provisions of Section 10.08. The indemnities contained in this Section 7.02 shall survive the resignation and termination of Owner Trustee or the termination of this Agreement.

Section 7.03. Payments to Owner Trustee. Any amounts paid to Owner Trustee or any other Indemnified Party pursuant to this Article VII shall not be construed to be a part of the Trust Estate.

ARTICLE VIII

TERMINATION OF TRUST AGREEMENT

Section 8.01. Termination of Trust Agreement.

(a) The Trust shall dissolve upon the date specified by Transferor (the “Trust Termination Date,” written notice of which shall be provided to Owner Trustee), provided that the Trust Termination Date shall not be earlier than the day on which the rights of all Series of Notes to receive payments from the Trust have terminated. After satisfaction of liabilities of the Trust as provided by applicable law, any money or other property held as part of the Trust Estate following such distribution shall be distributed to Transferor. The bankruptcy, liquidation, dissolution, termination, death or incapacity of Transferor shall not (i) operate to terminate this Agreement or annul, dissolve or terminate the Trust, or (ii) entitle Transferor’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b) Except as provided in Section 8.01(a), neither Transferor nor any Holder of the Transferor Interest shall be entitled to revoke, dissolve or terminate the Trust.

(c) Upon completion of the winding up of the Trust in accordance with the Statutory Trust Act, Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State of the State of Delaware in accordance with the provisions of Section 3810 of the Statutory Trust Act and thereupon the Trust and this Agreement (other than Articles VI and VII and Section 10.08) shall terminate.

ARTICLE IX

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 9.01. Eligibility Requirements for Owner Trustee. Owner Trustee shall at all times be a Person satisfying the provisions of Section 3807(a) of the Statutory Trust Act; authorized to exercise trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent which has) a rating of at least Baa3 by Moody’s, or at least BBB- by

Standard & Poor’s or at least BBB- by Fitch, or otherwise satisfactory to each Rating Agency. If such Person shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 9.01, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 9.01, Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.02.

Section 9.02. Resignation or Removal of Owner Trustee. Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to Transferor; provided, however, that such resignation and discharge shall only be effective upon the appointment of a successor Owner Trustee. Upon receiving such notice of resignation, Transferor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Owner Trustee at the expense of Transferor may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

If at any time Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.01 and shall fail to resign after written request therefor by Transferor, or if at any time Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Transferor may, but shall not be required to, remove Owner Trustee. If Transferor shall remove Owner Trustee under the authority of the immediately preceding sentence, Transferor shall promptly (i) appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and (ii) pay all amounts owed to the outgoing Owner Trustee in its individual capacity.

Any resignation or removal of Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 9.02 shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.03 and, in the case of removal, payment of all fees and expenses owed to the outgoing Owner Trustee (as such or in its individual capacity). Transferor shall provide notice of such resignation or removal of Owner Trustee to each Rating Agency.

Section 9.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 9.02 shall execute, acknowledge and deliver to Transferor and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and Transferor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section 9.03 unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.01.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 9.03, Transferor shall mail notice of such acceptance of appointment, including the name of such successor Owner Trustee to Transferor, Indenture Trustee, the Noteholders and each Rating Agency. If Transferor shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of Transferor.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 9.03, such successor Owner Trustee shall file an amendment to the Certificate of Trust with the Secretary of State of the State of Delaware identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

Section 9.04. Merger or Consolidation of Owner Trustee. Notwithstanding anything herein to the contrary, any Person into which Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of Owner Trustee, shall be the successor of Owner Trustee hereunder (provided that such Person shall meet the eligibility requirements set forth in Section 9.01), without the execution or filing of any instrument or any further act on the part of any of the parties hereto; provided, further that (a) Owner Trustee shall mail notice of such merger or consolidation to Transferor and (b) Owner Trustee shall file any necessary amendments to the Certificate of Trust with the Secretary of State of the State of Delaware. Transferor shall promptly provide a copy of such notice of merger or consolidation to each Rating Agency.

Section 9.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, Transferor and Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by each of Transferor and Owner Trustee to act as co-trustee, jointly with Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.05, such powers, duties, obligations, rights and trusts as Transferor and Owner Trustee may consider necessary or desirable. If Transferor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, Owner Trustee alone shall have the power to make such appointment. no co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.03.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a) all rights, powers, duties, and obligations conferred or imposed upon Owner Trustee shall be conferred upon and exercised or performed by Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of Owner Trustee;

(b) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(c) Transferor and Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, Owner Trustee. Each such instrument shall be filed with Owner Trustee and a copy thereof given to Transferor.

Any separate trustee or co-trustee may at any time appoint Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE X

MISCELLANEOUS

Section 10.01. Supplements and Amendments. This Agreement may be amended from time to time, by a written amendment duly executed and delivered by Transferor and Owner Trustee, without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such amendment will not, as evidenced by an Officer’s Certificate of Transferor addressed and delivered to Owner Trustee and Indenture Trustee, materially and adversely affect the interest of any Noteholder. In addition, this Agreement may be amended from time to time, by a written amendment duly executed and delivered by Transferor and Owner Trustee, without the consent of any of the Noteholders, and upon satisfaction of the Rating Agency Condition, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Noteholders; provided, however, that such amendment will not (a) as evidenced by an Officer’s Certificate of Transferor addressed and delivered to Owner Trustee and Indenture Trustee, materially and adversely affect the interest of any Noteholder and (b) as evidenced by an Opinion of Counsel addressed and delivered to Owner Trustee and Indenture Trustee, cause the Trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; provided, further, that Section 2.03 of this Agreement may be amended only with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes. Additionally, notwithstanding the preceding sentence, this Agreement will be amended by Transferor and Owner Trustee without the consent of Indenture Trustee or any of the Noteholders to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust to avoid the imposition of state or local income or franchise taxes imposed on the Trust’s property or its income; provided, however, that (A) Transferor delivers to Indenture Trustee and Owner Trustee an Officer’s Certificate to the effect that the proposed amendments meet the requirements set forth in this subsection, (B) the Rating Agency Condition shall have been satisfied with respect to such amendment and (C) such amendment does not affect the rights, benefits, protections, privileges, immunities, duties or obligations of Owner Trustee hereunder.

This Agreement may also be amended from time to time by a written amendment duly executed and delivered by Transferor and Owner Trustee, with the consent of Indenture Trustee and the Holders of Notes evidencing more than 66 2⁄3% of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that without the consent of all Noteholders, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of distributions that are required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Holders of which are required to consent to any such amendment; provided, further that such amendment will not, as evidenced by an Opinion of Counsel addressed and delivered to Owner Trustee and Indenture Trustee, cause the Trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

Promptly after the execution of any such amendment or consent, Transferor shall furnish written notification of the substance of such amendment or consent to Indenture Trustee and each Rating Agency.

It shall not be necessary for the consent of the Noteholders pursuant to this Section 10.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof

Promptly after the execution of any amendment to the Certificate of Trust, Owner Trustee shall cause the filing of such amendment with the Secretary of State of the State of Delaware.

Owner Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate of Transferor to the effect that the conditions to amendment have been satisfied.

Owner Trustee may, but shall not be obligated to, enter into, and unless it has consented thereto in writing shall not be bound by, any amendment which affects Owner Trustee’s own rights, duties, benefits, protections, privileges or immunities (as such or in its individual capacity) under this Agreement or otherwise.

Section 10.02. No Legal Title to Trust Estate in Transferor. Transferor shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title, and interest of Transferor to and in its undivided beneficial interest in the Trust Estate shall operate to terminate this Agreement or annul, dissolve or terminate the Trust or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

Section 10.03. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of Owner Trustee (as such or in its individual capacity), the other Indemnified Parties, Transferor, and, to the extent expressly provided herein, Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 10.04. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices and other communications shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by first class mail, postage prepaid (except that notice to Owner Trustee, Transferor or Indenture Trustee shall be deemed given only upon actual receipt by Owner Trustee, Transferor or Indenture Trustee); if to Owner Trustee, addressed to the Corporate Trust Office; if to Indenture Trustee, addressed to U.S. Bank National Association, 60 Livingston Avenue, Mail Code EP MN WS3D, St. Paul, Minnesota, 55107, Attention: U.S. Bank Structured Finance, if to Transferor, addressed to First National Funding LLC, 1620 Dodge Street, Stop Code 3395, Omaha, Nebraska 68197–3395, Attention: President; or as to each party, at such other address as shall be designated by such party in a written notice to each other party.

Section 10.05. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.06. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.07. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, Transferor and its permitted assignees and Owner Trustee (as such or in its individual capacity) and its successors, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by Transferor shall bind the successors and assigns of Transferor.

Section 10.08. Non-petition Covenants. Notwithstanding any prior termination of the Trust or this Agreement, Wilmington Trust Company, individually or in its capacity as Owner Trustee, shall not at any time institute against the Trust, Transferor or First National Funding Corporation, or solicit or join or cooperate with or encourage any institution against the Trust, Transferor or First National Funding Corporation of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligation relating to the Notes, this Agreement or any of the Transaction Documents; provided, however, that this Section 10.08 shall not operate to preclude any remedy described in Article V of the Indenture; provided, further, that Owner Trustee shall not have the power, except upon the direction of the Transferor, to take any such action with respect to the Trust.

Notwithstanding any prior termination of the Trust or this Agreement, Transferor shall not at any time institute against the Trust, or solicit or join or cooperate with or encourage any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Agreement or any of the Transaction Documents; provided, however, that this Section 10.08 shall not operate to preclude any remedy described in Article V of the Indenture.

Section 10.09. No Recourse. Each Person holding or owning the Transferor Interest (or any interest therein), by accepting the Transferor Interest (or its interest therein), acknowledges that the Transferor Interest does not represent an interest in or obligation of Servicer, Owner Trustee (as such or in its individual capacity), Indenture Trustee or any Affiliate thereof (other than the Trust), and no recourse may be had against such parties or their assets, or against the assets pledged under the Indenture, except as expressly provided in the Transaction Documents.

Section 10.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 10.11. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.12. Integration of Documents. This Agreement constitutes the entire agreement of the parties hereto and thereto with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof.

ARTICLE XI

COMPLIANCE WITH REGULATION AB

Section 11.01. Intent of Parties; Reasonableness. Transferor, as the beneficial owner of the Trust, and Owner Trustee acknowledge and agree that the purpose of this Article XI is to facilitate compliance by Transferor, on behalf of the Trust, with the provisions of Regulation AB and related rules and regulations of the Commission. Transferor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than Transferor’s compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). Owner Trustee agrees to cooperate in good faith with any reasonable request by Transferor regarding Owner Trustee which is required in order to enable Transferor to comply with the provisions of Regulation AB as it relates to Owner Trustee or Owner Trustee’s obligations under this Agreement. Terms used in this Article XI that are defined in Regulation AB but are not defined in Annex A to the Indenture shall have the meanings ascribed to them in Regulation AB.

Section 11.02. Additional Representations and Warranties of Owner Trustee. Owner Trustee shall be deemed to represent to Transferor as of the date on which information is provided under Section 11.03 of this Agreement, that, except as disclosed in writing to Transferor prior to such date to the best of its knowledge: (a) neither the execution, delivery and performance by Owner Trustee of this Agreement or any other Transaction Document, the performance by Owner Trustee of its obligations under this Agreement or any other Transaction Document nor the consummation of any of the transactions by Owner Trustee contemplated hereby and thereby, is in violation of any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound, which violation would have a material adverse effect on Owner Trustee’s ability to perform its obligations under this Agreement or any other Transaction Document, or of any judgment or order binding on Owner Trustee, and (b) there are no proceedings pending or threatened against Owner Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of Owner Trustee to enter into this Agreement or any other Transaction Document or to perform its obligations under this Agreement or any other Transaction Document.

Section 11.03. Information to be Provided by Owner Trustee.

(a) Owner Trustee shall (i) on the fifth Business Day of each month, provide to Transferor, in writing, such information regarding Owner Trustee as is requested for the purpose of compliance with Item 1117 of Regulation AB, including, but not limited to a letter addressed to Transferor in substantially the form (with appropriate insertions) on Exhibit B hereto, and (ii) as promptly as practicable following notice to or discovery by Owner Trustee of any changes to such information, provide Transferor, in writing, such updated information.

(b) Owner Trustee shall (i) in connection with any Securitization Transaction which requires a prospectus, offering memorandum or related documents, provide to Transferor such information regarding Owner Trustee as is requested and within the timeframe as is reasonably requested for the purpose of compliance with Items 1103(a)(1), 1109(a)(1), 1109(a)(2), 1117 and 1119 of Regulation AB and (ii) as promptly as practicable following notice to or discovery by Owner Trustee of any material changes to such previously provided information or to the business operations of Owner Trustee, provide Transferor, in writing, such updated information, and such other information as may be reasonably requested for the purposes of satisfying Exchange Act reporting obligations of the Trust. Such information in clause (i) of this subsection 11.03(b) shall include, at a minimum:

(A) Owner Trustee’s name and form of organization;

(B) a description of the extent to which Owner Trustee has had prior experience serving as a trustee for asset backed securitization transactions involving credit card receivables;

(C) a description of any affiliation between Owner Trustee and any of the following parties to such Securitization Transaction, as such parties are identified to Owner Trustee by Transferor in advance of such Securitization Transaction:

(1)	the sponsor

(2)	any depositor

(3)	the issuing entity

(4)	any servicer

(5)	any trustee

(6)	any originator

(7)	any significant obligor

(8)	any enhancement or support provider

(9)	the asset representations reviewer; and

(10)	any other material transaction party.

In connection with the above-listed parties, a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms, other than would be obtained in an arm’s length transaction with an unrelated third party, apart from Securitization Transactions, this Agreement and any of the Transaction Documents that currently exists or that existed during the past two years, and that is material to an investor’s understanding of the Notes.

(c) With respect to any information required to be provided under this Section 11.03, Owner Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by Owner Trustee to Transferor but shall at Transferor’s request confirm there has been no change. In connection with each report on Form 10-K with respect to the Notes and each report on Form 10-D with respect to the Notes filed by or on behalf of Transferor, Owner Trustee shall be deemed to represent and warrant, as of the date that is 15 days prior to the Trust’s annual report date of each calendar year, for the report on Form 10-K and as of the related Distribution Date for each report on Form 10-D, that any information previously provided by Owner Trustee under this Article XI is materially correct and does not have any material omissions unless Owner Trustee has provided an update of such information.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

WILMINGTON TRUST COMPANY, individually and as Owner Trustee

By
Name
Title

FIRST NATIONAL FUNDING LLC

By	First National Funding Corporation, its Managing Member

By
Name
Title

SIGNATURE PAGE OF TRUST AGREEMENT

EXHIBIT A

FORM OF CERTIFICATE OF TRUST OF

FIRST NATIONAL MASTER NOTE TRUST

This CERTIFICATE OF TRUST of FIRST NATIONAL MASTER NOTE TRUST (the “Trust”), is being duly executed and filed by WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, § 3801 et seq.).

1. Name. The name of the business trust formed hereby is FIRST NATIONAL MASTER NOTE TRUST.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Rodney Square North, 1100 Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

3. Effective Date. This Certificate of Trust shall be effective on October 24, 2002.

IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

WILMINGTON TRUST COMPANY, as Trustee

By
Name
Title

EXHIBIT B

FORM OF OWNER TRUSTEE’S

LITIGATION CERTIFICATE

FIRST NATONAL MASTER NOTE TRUST

I, [NAME, TITLE] of WILMINGTON TRUST COMPANY, a corporation organized under the laws of the State of Delaware, DOES HEREBY CERTIFY as follows:

To my knowledge, during the calendar month preceding the calendar month of the date hereof, except as set forth on below, no legal proceedings (including proceedings of government authorities) against Owner Trustee or against the property of Owner Trustee that is material to the Holders of any Series of Notes issued by First National Master Note Trust, was initiated, terminated or experienced any developments that are material to such Holders.

[disclosure of legal proceedings]

Dated:
By:
Name:
Title: